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                                                                     Exhibit 5.1
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                    [GIBSON, DUNN & CRUTCHER LLP LETTERHEAD]

                               November 25, 1998



(213) 229-7000                                                     C 66093-00090

Northrop Grumman Corporation
1840 Century Park East
Los Angeles, CA  90067

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to Northrop Grumman Corporation, a Delaware corporation (the "Company"), in connection with the registration by the Company on the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on November 25, 1998 under the Securities Act of 1933, as amended (the "Securities Act"), of 102,922 shares (the "Shares") of the Company's common stock, par value $1.00 per share. The Shares are reserved for issuance upon exercise of Restricted Stock Rights (the "Restricted Stock Rights") granted under the Company's 1998 Restricted Stock Rights Plan.

     We are familiar with the corporate actions taken and to be taken by the Company in connection with the authorization and issuance of the Shares and have made such other legal and factual inquiries as we deem necessary for the purpose of rendering this opinion.

     Based on the foregoing and in reliance thereon, we are of the opinion that
(i) the Shares have been duly authorized for issuance and (ii) when issued pursuant to the 1998 Restricted Stock Rights Plan, the Shares will be validly issued, fully paid and nonassessable.

     The Company is incorporated under the laws of the State of Delaware. We are not admitted to practice in Delaware; however, we are generally familiar with the Delaware General
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Northrop Grumman Corporation
November 25, 1998
Page 2


Corporation Law and have made such review thereof as we consider necessary for the purpose of rendering this opinion. Subject to the foregoing, this opinion is limited to Delaware and federal law.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission.

                              Very truly yours,

                              GIBSON, DUNN & CRUTCHER LLP


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